Exhibit 10.10

SemGroup Corporation

Equity Incentive Plan

AMENDMENT NO. 2 TO RESTRICTED STOCK AWARD AGREEMENT

This Amendment No. 2 (this “Amendment”) to that certain Restricted Stock Award Agreement (the “Agreement”) dated                     , 2010, by and between SemGroup Corporation, a Delaware corporation (with any successor, the “Company”), and                      (the “Participant”) is adopted and approved by the Company to be effective as of                     , 2011.

R E C I T A L:

WHEREAS, the Company has determined that it is in its best interest and that of the Participant to accelerate the vesting of a portion of the Restricted Shares granted pursuant to the Agreement upon the occurrence of certain events;

NOW THEREFORE, the Company hereby amends the Agreement as follows:

1. Definitions. All capitalized terms used in this Amendment shall have the meanings assigned thereto in the Agreement unless otherwise defined herein.

2. Authority of Company to Amend. This Amendment is adopted and approved by the Company without the consent of the Participant under the authority granted pursuant to Section 18 of the Agreement.

3. Vesting of Restricted Stock. Section 3(d) of the Agreement is hereby deleted and replaced in its entirety with the following revised Section 3(d) and the new Section 3(e) as set forth below:

(d) Involuntary Termination of Service. If the Participant’s Service is involuntarily terminated by the Company without Cause or terminated by the Company without Cause as the result of a divestiture, then any Restricted Shares scheduled to vest on the first vesting date next following such termination of Service shall instead become fully vested upon such termination of Service.

(e) Other Termination of Service. If the Participant’s Service is terminated for any reason, other than as described in Section 3(b), Section 3(c) or Section 3(d) above, the Restricted Shares, to the extent then unvested, shall be forfeited by the Participant without any consideration.

4. Continuation of Agreement. Except as specifically stated herein, this Amendment does not change the terms and conditions of the Agreement which remains in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment to be effective as of the date first written above.

SemGroup Corporation

By:
Name:
Title:

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